EXHIBIT 16.1

[McGladrey & Pullen, LLP Letterhead]

November 30, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Camden Learning Corporation
Commission File # 000-52919

Ladies and Gentlemen:

We have read the statements made by Camden Learning Corporation in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission.  We agree with the statements therein concerning our firm.

Very truly yours,

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP